Exhibit 99.1

IRIDEX Announces First Quarter 2020 Financial Results

MOUNTAIN VIEW, Calif., May 11, 2020 -- IRIDEX Corporation (Nasdaq: IRIX) today reported financial results for the first quarter ended March 28, 2020.

Commenting on the recently completed quarter and the business environment created by the COVID-19 pandemic, David I. Bruce, President and CEO of IRIDEX, said, “We saw good momentum in the first couple months of 2020, as the rollout of our revised MP3 probe for the non-incisional treatment of glaucoma attracted the interest of glaucoma physicians to the potential of our MicroPulse laser therapy.”  Mr. Bruce continued, “Its combination of strong clinical efficacy, benign safety profile and minimal follow up requirements is particularly relevant as hospitals and clinics worldwide adjust to reduced patient access. We continue to receive positive feedback that physicians and patients find our laser therapy compelling as they approach the backlog of deferred glaucoma treatment procedures.”

“Notwithstanding this significant potential, like many capital equipment and procedure-based medical device companies, we began to see an impact to our business starting in March as we and our customers became subject to mandated COVID-19 sheltering restrictions,” said Mr. Bruce.

Recent Highlights

•	Total revenue of $9.0 million versus $10.6 million in the prior year period
•	Cyclo G6® product family revenue of $2.9 million, down 6% year-over-year
o

Shipped 13,050 Cyclo G6 probes, down 7% year-over-year, however overall G6 probe revenues were up slightly as growing physician adoption offset discontinued bulk discounted placements offered last year

o	Shipped 38 Cyclo G6 Glaucoma Laser Systems, compared to 114 in the prior year period, attributed partially to refocus toward probe utilization and partially to COVID-induced capital purchase deferral
•	Reduced Operating Loss to $1.7 million, down 46% year-over-year
•	Enacted measures designed to ensure business continuity, reduce operating expense, and preserve cash as the ongoing COVID-19 pandemic impacts revenue
•	Subsequent to quarter end, secured approximately $2.5 million in loan proceeds under the Payroll Protection Program of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act)

“With the reality of restricted clinical access and mandated surgical procedure deferrals, our team is working hard to create unique ways to respond in this new environment. We are simultaneously reducing costs and adjusting operations, as well as shifting our marketing and sales activities toward conducting virtual sales calls, remote proctoring for urgent cases, web-based physician certification and educational seminars to address customer needs.   We are encouraged by the engagement with our customers and the progress our team has made through these efforts.

“We will continue to monitor and adjust our business activities as the US and countries worldwide begin to expand patient visits and procedure volumes when it is safe to do so and we are ready to expand our support and engagement as the environment evolves,” concluded Mr. Bruce.

First Quarter 2020 Financial Results

Revenue for the three months ended March 28, 2020 decreased 15% to $9.0 million from $10.6 million during the same period of the prior year. The decrease in revenue was driven primarily by a decrease in our retina and surgical product sales.

Gross profit for the first quarter of 2020 was $3.9 million, representing a 43.4% gross margin, an improvement of 3.2 percentage points compared to the prior year.

Operating expenses for the first quarter of 2020 decreased 24% to $5.6 million compared to $7.3 million in the same period of the prior year. The decrease in operating expenses was the result of significant cost savings measures implemented in the second half of 2019.

Loss from operations for the first quarter of 2020 was reduced to $1.7 million, compared to $3.0 million for the same period of the prior year.

Cash used during the quarter was $1.5 million and the Company ended the quarter with $11.1 million in cash and cash equivalents. Subsequent to quarter end, the Company received a loan of approximately $2.5 million under the U.S. Treasury Department’s Paycheck Protection Program that may be wholly or partly forgiven if IRIDEX fulfills certain requirements under the program.

Guidance for Full Year 2020

The COVID-19 outbreak continues to create a broadly variable business environment for IRIDEX. The degree and timing to which these variables will impact the Company’s future business is uncertain. As a result, IRIDEX is unable to provide a meaningful guidance range for its full year 2020 results.

Webcast and Conference Call Information

IRIDEX’s management team will host a conference call today beginning at 2:00 p.m. PT / 5:00 p.m. ET.  Investors interested in listening to the conference call may do so by dialing (844) 707-0665 for domestic callers or (703) 326-3030 for international callers, using conference ID: 5765385. A live and archived webcast of the event will be available on the “Investors” section of the Company’s website at: www.iridex.com.

About IRIDEX

IRIDEX Corporation is a worldwide leader in developing, manufacturing, and marketing innovative and versatile laser-based medical systems, delivery devices and consumable instrumentation for the ophthalmology market. The Company’s proprietary MicroPulse® technology delivers a differentiated treatment that provides safe, effective, and proven treatment for targeted sight-threatening eye conditions. IRIDEX’s current product line is used for the treatment of glaucoma and diabetic macular edema (DME) and other retinal diseases. IRIDEX products are sold in the United States through a direct sales force and internationally primarily through a network of independent distributors into more than 100 countries. For further information, visit the IRIDEX website at www.iridex.com.

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, including those statements concerning our response to the COVID-19 impact on our business, the future demand, utilization and order levels for our products and future financial results. These statements are not guarantees of future performance and actual results may differ materially from those described in these forward-looking statements as a result of a number of factors. Please see a detailed description of these and other risks contained in our Annual Report on Form 10-K for the fiscal year ended December 28, 2019, and Quarterly Reports on Form 10-Q for subsequent fiscal quarters, each of which was filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date and will not be updated.

Investor Relations Contact

Leigh Salvo

(415) 937-5404

investors@iridex.com

IRIDEX Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(unaudited)

	Three Months Ended
	March 28,	March 30,
	2020	2019

Total revenues	$9,021	$10,595
Cost of revenues	5,105	6,338
Gross profit	3,916	4,257

Operating expenses:
Research and development	719	958
Sales and marketing	3,152	4,091
General and administrative	1,698	2,244
Total operating expenses	5,569	7,293

Loss from operations	(1,653)	(3,036)
Other income (expense), net	9	(6)
Loss from operations before provision for income taxes	(1,644)	(3,042)
Provision for income taxes	7	6
Net loss	$(1,651)	$(3,048)

Net loss per share:
Basic	$(0.12)	$(0.22)
Diluted	$(0.12)	$(0.22)

Weighted average shares used in computing net loss per share
Basic	13,786	13,630
Diluted	13,786	13,630

IRIDEX Corporation

Condensed Consolidated Balance Sheets

(In thousands and unaudited)

	March 28,	December 28,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$11,139	$12,653
Accounts receivable, net	6,987	9,323
Inventories	8,158	8,174
Prepaid expenses and other current assets	691	401
Total current assets	26,975	30,551
Property and equipment, net	707	730
Intangible assets, net	80	84
Goodwill	533	533
Operating lease right-of-use assets, net	2,461	2,764
Other long-term assets	140	151
Total assets	$30,896	$34,813

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,501	$2,592
Accrued compensation	1,716	2,398
Accrued expenses	1,547	1,544
Accrued warranty	259	380
Deferred revenue	1,382	1,450
Operating lease liabilities	1,430	1,414
Total current liabilities	7,835	9,778

Long-term liabilities:
Accrued warranty	137	156
Deferred revenue	320	360
Operating lease liabilities	1,436	1,795
Other long-term liabilities	19	19
Total liabilities	9,747	12,108

Stockholders' equity:
Common stock	147	147
Additional paid-in capital	73,186	73,093
Accumulated other comprehensive income	82	80
Accumulated deficit	(52,266)	(50,615)
Total stockholders' equity	21,149	22,705

Total liabilities and stockholders' equity	$30,896	$34,813